UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2009

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 9, 2009, Best Buy Co., Inc. issued a news release disclosing material nonpublic information regarding the registrant’s revenue for the fiscal month and ten months ended January 3, 2009. In the news release, the registrant also updated its earning guidance for the fiscal year ending February 28, 2009.

The news release issued on January 9, 2009, is furnished as Exhibit No. 99 to this Current Report on Form 8-K. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

The information in this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

News release issued January 9, 2009 (furnished pursuant to Item 7.01). Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: January 9, 2009	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer